Exhibit 99.1

Contact:	Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2009 RESULTS

Financial Highlights

2009 Second Quarter

•	Net new home orders of 269, down 36%

•	New home deliveries of 202, down 37%

•	Consolidated operating revenue of $77.4 million, down 45%

•	Homebuilding gross margin of $9.2 million, up 55%

•	Homebuilding gross margin percentage of 13.7%, up 920 basis points

•	Backlog of homes sold but not closed at June 30, 2009 of 301, down 33% from 446 at June 30, 2008

•	Gain from repurchase of Senior Notes of $49.0 million

•	Net income of $39.4 million compared to net loss of $38.9 million in the second quarter of 2008

NEWPORT BEACH, CA—August 12, 2009—William Lyon Homes today reported net income of $39,387,000 for the three months ended June 30, 2009, compared to net loss of $38,930,000 for the comparable period a year ago. Consolidated operating revenue decreased 45% to $77,407,000 for the three months ended June 30, 2009 as compared to $140,089,000 for the comparable period a year ago.

The Company reported net loss for the six months ended June 30, 2009 of $29,614,000 compared to net loss of $39,736,000 for the comparable period a year ago. Consolidated operating revenue decreased 47% to $146,746,000 for the six months ended June 30, 2009, as compared to $277,526,000 for the comparable period a year ago.

Operating revenue for the three months ended June 30, 2009 and 2008 included $883,000 and $6,848,000, respectively, from the sales of land resulting in gross loss of approximately $1,420,000 in the 2009 period, compared to a gross loss of approximately $543,000 in the 2008 period. Operating revenue for the six months ended June 30, 2009 and 2008 included $7,415,000 and $31,569,000, respectively, from the sales of land resulting in gross loss of $39,150,000 in the 2009 period, compared to a gross loss of $707,000 in the 2008 period. The Company incurred the write-off of land deposits and pre-acquisition costs of $37,900,000 and $100,000, for the six months ended June 30, 2009 and 2008, respectively, related to future projects which the Company has concluded are not currently economically viable. These costs are included in cost of sales-lots, land and other in the accompanying statements of operations.

The Company incurred impairment losses on real estate assets of $20,918,000 for the three months ended June 30, 2008 with no comparable amount in the 2009 period. During the six months ended June 30, 2009 and 2008, the Company incurred impairment losses on real estate assets of $24,171,000 and $46,118,000, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to depressed market conditions in the housing industry. The future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended June 30, 2009 was 202 homes, down 37% from 319 homes closed for the three months ended June 30, 2008. The number of homes closed for the six months ended June 30, 2009 was 390, down 37% from 622 homes closed for the six months ended June 30, 2008.

Net new home orders for the three months ended June 30, 2009 decreased 36% to 269 homes as compared to 418 homes for the three months ended June 30, 2008. The average number of sales locations during the three months ended June 30, 2009 was 26, down 40% from 43 during the three months ended June 30, 2008. The Company’s number of new home orders per average sales location increased slightly to 10.3 for the three months ended June 30, 2009, as compared to 9.7 for the three months ended June 30, 2008. Net new home orders for the six months ended June 30, 2009 were 451 homes, down 43% from 789 homes for the six months ended June 30, 2008. The average number of sales locations during the six months ended June 30, 2009 was 27, down 45% from 49 during the six months ended June 30, 2008. The Company’s number of new home orders per average sales location increased to 16.7 for the six months ended June 30, 2009, as compared to 16.1 for the six months ended June 30, 2008.

At June 30, 2009, the backlog of homes sold but not closed totaled 301 homes, down 33% from 446 homes at June 30, 2008. At June 30, 2009, the dollar amount of backlog of homes sold but not closed totaled $74,183,000, down 54% from $160,364,000 at June 30, 2008, and up slightly from $74,122,000 at March 31, 2009.

During the three months ended June 30, 2009, the average sales price of homes closed (including joint ventures) was $333,700, down 20% from $417,700 for the comparable period a year ago. The lower average sales price was primarily due to (1) price depreciation in certain markets resulting from the slowing of new orders and competitive pressures and (2) a change in product mix.

The consolidated homebuilding gross margin percentage increased to 13.7% for the three months ended June 30, 2009 from 4.5% for the three months ended June 30, 2008. These higher gross margin percentages were primarily due to home closings in projects where previous impairment losses had been incurred.

On June 8, 2009 the Company announced the closing of its cash tender offer to purchase its outstanding senior notes. The principal amount tendered by the Company on settlement of the tender offer totaled $53,135,000, including $29,050,000 of the 7 5/8% Senior Notes, $2,376,000 of the 10 3/4% Senior Notes, and $21,709,000 of the 7 1/2% Senior Notes. The aggregate consideration paid totaled $14,925,300, plus accrued interest. The net gain resulting from the transaction totaled $37,040,000.

During the six months ended June 30, 2009, the Company purchased, in a limited number of privately negotiated transactions, separate from the tender offer described above, $31,271,000 principal amount of its outstanding senior notes at a cost of $9,787,000, plus accrued interest. The net gain resulting from these transactions, after giving effect to amortization of related deferred loan costs, was $20,933,000. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflected the tax refund for the anticipated carry back of the estimated 2008 tax loss to 2006 as a result of the reversal of temporary differences in 2008. The Company received the tax refund in early 2009. In addition, the Company has unused built-in losses of $19,414,000 which are available to offset future income and expire between 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Monday, August 17, 2009 at 11:00 a.m. Pacific Time to discuss the second quarter 2009 earnings results. The dial-in number is (800) 299-9630 (enter passcode number 48764348). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 17, 2009 at 5:00 p.m. Pacific Time through midnight on August 31, 2009. The dial-in number for the replay is (888) 286-8010 (enter passcode number 45260552). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at June 30, 2009 had 24 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward- looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes or continued weakness in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	193	9	202	308	11	319

Home sales revenue	$64,329	$3,079	$67,408	$128,971	$4,270	$133,241
Cost of sales	(55,702)	(2,496)	(58,198)	(122,849)	(4,453)	(127,302)

Gross margin	$8,627	$583	$9,210	$6,122	$(183)	$5,939

Gross margin percentage	13.4%	18.9%	13.7%	4.7%	(4.3)%	4.5%

Number of homes closed
California	119	9	128	200	11	211
Arizona	40	—	40	73	—	73
Nevada	34	—	34	35	—	35

Total	193	9	202	308	11	319

Average sales price
California	$415,200	$341,300	$410,000	$510,000	$388,200	$503,600
Arizona	185,400	—	185,400	233,300	—	233,300
Nevada	220,900	—	220,900	284,300	—	284,300

Total	$333,400	$341,300	$333,700	$418,700	$388,200	$417,700

Number of net new home orders
California	163	4	167	255	22	277
Arizona	70	—	70	78	—	78
Nevada	32	—	32	63	—	63

Total	265	4	269	396	22	418

Average number of sales locations during period
California	13	—	13	25	3	28
Arizona	5	—	5	4	—	4
Nevada	8	—	8	11	—	11

Total	26	—	26	40	3	43

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	224	2	226	278	26	304
Arizona	57	—	57	77	—	77
Nevada	18	—	18	65	—	65

Total	299	2	301	420	26	446

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$60,009	$610	$60,619	$117,935	$8,524	$126,459
Arizona	9,510	—	9,510	15,579	—	15,579
Nevada	4,054	—	4,054	18,326	—	18,326

Total	$73,573	$610	$74,183	$151,840	$8,524	$160,364

Lots controlled at end of period
Owned lots
California	1,520	741	2,261	2,745	795	3,540
Arizona	5,470		5,470	4,362	1,745	6,107
Nevada	2,767	—	2,767	2,960	—	2,960

Total	9,757	741	10,498	10,067	2,540	12,607

Optioned lots (1)
California			406			534
Arizona			713			328
Nevada			—			—

Total			1,119			862

Total lots controlled
California			2,667			4,074
Arizona			6,183			6,435
Nevada			2,767			2,960

Total			11,617			13,469

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2009			2008
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	375	15	390	597	25	622

Home sales revenue	$119,020	$4,936	$123,956	$236,454	$9,503	$245,957
Cost of sales	(104,966)	(4,094)	(109,060)	(224,895)	(10,191)	(235,086)

Gross margin	$14,054	$842	$14,896	$11,559	$(688)	$10,871

Gross margin percentage	11.8%	17.1%	12.0%	4.9%	(7.2)%	4.4%

Number of homes closed
California	226	15	241	382	25	407
Arizona	77	—	77	119	—	119
Nevada	72	—	72	96	—	96

Total	375	15	390	597	25	622

Average sales price
California	$388,400	$329,100	$384,700	$477,400	$380,100	$471,500
Arizona	190,200	—	190,200	236,600	—	236,600
Nevada	230,400	—	230,400	270,000	—	270,000

Total	$317,400	$329,100	$317,800	$396,100	$380,100	$395,400

Number of net new home orders
California	274	11	285	485	41	526
Arizona	100	—	100	129	—	129
Nevada	66	—	66	134	—	134

Total	440	11	451	748	41	789

Average number of sales locations during period
California	15	—	15	31	3	34
Arizona	4	—	4	4	—	4
Nevada	8	—	8	11	—	11

Total	27	—	27	46	3	49

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating revenue
Home sales	$67,408	$133,241	$123,956	$245,957
Lots, land and other sales	883	6,848	7,415	31,569
Construction services	9,116	—	15,375	—

	77,407	140,089	146,746	277,526

Operating costs
Cost of sales - homes	(58,198)	(127,302)	(109,060)	(235,086)
Cost of sales - lots, land and other	(2,303)	(7,391)	(46,565)	(32,276)
Impairment loss on real estate assets	—	(20,918)	(24,171)	(46,118)
Construction services	(7,842)	—	(13,611)	—
Sales and marketing	(4,538)	(10,999)	(8,664)	(22,103)
General and administrative	(4,523)	(6,515)	(10,553)	(13,499)
Other	(687)	(332)	(2,547)	(1,774)

	(78,091)	(173,457)	(215,171)	(350,856)

Equity in income (loss) of unconsolidated joint ventures	413	(714)	(1,310)	(805)

Operating loss	(271)	(34,082)	(69,735)	(74,135)
Interest expense, net of amounts capitalized	(8,321)	(6,088)	(17,033)	(9,254)
Gain on retirement of debt	49,043	—	57,973	—
Other (loss) income, net	(775)	450	(722)	346

Income (loss) before benefit (provision) for income taxes	39,676	(39,720)	(29,517)	(83,043)

Benefit (provision) for income taxes:
Benefit (provision) for income taxes	—	—	22	(10)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	—	—	—	41,602

	—	—	22	41,592

Consolidated net income (loss)	39,676	(39,720)	(29,495)	(41,451)
Less: Net income (loss) - non-controlling interest	(289)	790	(119)	1,715

Net income (loss) attributable to Lyon Homes	$39,387	$(38,930)	$(29,614)	$(39,736)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and cash equivalents	$65,824	$67,017
Restricted cash	5,158	5,079
Receivables	7,814	29,985
Income tax refunds receivable	5,104	46,696
Real estate inventories
Owned	643,732	754,489
Not owned	70,770	107,763
Investments in and advances to unconsolidated joint ventures	1,646	2,769
Property and equipment, less accumulated depreciation of $13,454 and $14,124 at June 30, 2009 and December 31, 2008, respectively	13,432	14,403
Deferred loan costs	4,436	6,264
Other assets	10,713	10,378

	$828,629	$1,044,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$8,147	$16,331
Accrued expenses	47,692	62,987
Liabilities from inventories not owned	70,770	80,079
Notes payable	157,552	194,629
7 5/8% Senior Notes due December 15, 2012	98,824	133,800
10 3/4% Senior Notes due April 1, 2013	191,089	218,176
7 1/2% Senior Notes due February 15, 2014	102,341	124,300

	676,415	830,302

Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at June 30, 2009 and December 31, 2008, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	92,644	122,258
Non-controlling interest	10,703	43,416

	152,214	214,541

	$828,629	$1,044,843

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2009	2008	2009	2008
Net income (loss)	$39,387	$(38,930)	$(101,576)	$(285,688)
Net cash provided by operating activities	$4,454	$59,836	$88,207	$221,212
Interest incurred	$12,041	$17,023	$56,249	$75,443
Adjusted EBITDA (1)	$3,729	$2,156	$(27,923)	$(65,641)
Ratio of Adjusted EBITDA to interest incurred			—	—

Balance Sheet Data

	June 30,
	2009	2008
Stockholders’ equity	$152,214	$293,004
Total debt	549,806	778,799

Total book capitalization	$702,020	$1,071,803

Ratio of debt to total book capitalization	78.3%	72.7%
Ratio of debt to total book capitalization (net of cash)	76.1%	70.1%

(1)

Adjusted EBITDA means net income (loss) plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in loss (income) of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the table below.

(2)	In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (“FAS 160”). FAS 160 establishes accounting and reporting standards for a parent company’s non-controlling interest in a subsidiary and for the de-consolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. The Company adopted FAS 160 on January 1, 2009, whereby non-controlling interest (previously identified as minority interest) is reclassified as stockholders’ equity.

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2009	2008	2009	2008
Net income (loss)	$39,387	$(38,930)	$(101,516)	$(285,688)
Benefit from income taxes	—	—	(22)	(40,408)
Interest expense:
Interest incurred	12,041	17,023	56,249	75,443
Interest capitalized	(3,720)	(10,935)	(24,030)	(66,189)
Amortization of capitalized interest in cost of sales	5,005	12,001	27,703	58,565
Non-cash impairment charge	—	20,918	119,260	189,573
Gain on retirement of debt	(49,043)	—	(112,017)	—
Depreciation and amortization	472	549	2,068	2,360
Cash distributions of income from unconsolidated joint ventures	—	816	—	816
Equity in (income) loss of unconsolidated joint ventures	(413)	714	4,382	(113)

Adjusted EBITDA	$3,729	$2,156	$(27,923)	$(65,641)

A reconciliation of net cash provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$4,454	$59,836	$88,207	$221,212
Interest expense:
Interest incurred	12,041	17,023	56,249	75,443
Interest capitalized	(3,720)	(10,935)	(24,030)	(66,189)
Amortization of capitalized interest in cost of sales	5,005	12,001	27,703	58,565
Minority equity in income of consolidated entities	(289)	790	8,612	(193)
Net changes in operating assets and liabilities:
Restricted cash	54	—	5,158	—
Receivables	(3,392)	(5,393)	(14,263)	(18,310)
Income tax refunds receivable	—	—	(42,164)	—
Real estate inventories – owned	(28,375)	(68,017)	(154,990)	(354,195)
Deferred loan costs	(311)	(747)	(1,894)	(2,132)
Other assets	(1,404)	(3,724)	99	(13,999)
Accounts payable	1,921	(6,706)	17,145	27,638
Accrued expenses	17,745	8,028	6,245	6,519

Adjusted EBITDA	$3,729	$2,156	$(27,923)	$(65,641)